EXHIBIT 10.13

      REVOLVING AND TERM LOAN AGREEMENT dated November 7, 1997 (this "Agreement") by and between CTC COMMUNICATIONS CORP., a Massachusetts corporation (the "Borrower") and FLEET NATIONAL BANK (the "Bank").

      WHEREAS, the Borrower has requested that the Bank make available to it
(i) a secured line of credit for revolving borrowings and standby letters of credit up to $15,000,000 (the "Line of Credit") and (ii) a secured line of credit for term borrowings up to $10,000,000 (the "Term Loan Facility"), and the Borrower and the Bank desire to enter into this Agreement in order to provide for such a line of credit upon the terms and conditions set forth herein.

      The Borrower and the Bank hereby agree as follows:

                                  ARTICLE I

             CERTAIN DEFINITIONS AND ACCOUNTING TERMS

      Section 1.01. Defined Terms. As used in this Agreement or in any Officers' Certificate or opinion delivered in connection with this Agreement, the following terms shall have the meanings set out respectively after each:

      "Acquisition/WC Loan Sublimit" - Five Million Dollars
($5,000,000).

      "Acquisition/WC Loans" " As defined in Section 2.02(b).

      "Acquisition" " The purchase or acquisition of all, substantially all or any significant part of a business, line of business, division, assets, capital stock or other equity interest of another Person, whether by purchase, investment, agreement to acquire, merger, consolidation or other transaction or series of transactions.

      "Affiliate" - Any Person (including without limitation the Borrower and any Subsidiary) which, directly or indirectly, controls or is controlled by or is under common control with the Borrower; any general partner of or other Person owning of record or beneficially, directly or indirectly, 10% or more of any class of equity stock or other equity interest having general voting power (under ordinary circumstances) of any of the foregoing; any member of the immediate family of any of the foregoing; and any Person of which any of the foregoing is a general partner or owns of record or beneficially, directly or indirectly, 10% or more of any class of equity stock or other equity interest having general voting power (under ordinary circumstances). "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

      "Banking Day" - Any day on which commercial banks in Boston, Massachusetts and New York, New York settle payments.

      "Borrowing Base" " The sum of (a) seventy five percent (75%) of the Borrower"s Confirmed Eligible Agency Accounts and (b)
seventy five percent (75%) of the Borrower"s Eligible Accounts
(other than Confirmed Eligible Agency Accounts).
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      "Borrowing Base Certificate" - As defined in Section
6.03(d).

      "Capital Expenditures" - All acquisitions of machinery, equipment, land, leaseholds, buildings, improvements and all other expenditures considered to be for fixed assets under GAAP, consistently applied. Where an asset is acquired under a Capital Lease, the amount required to be capitalized shall be considered a Capital Expenditure during the first year of the lease.

      "Capital Lease" - Any lease which, in accordance with GAAP, should be capitalized on the lessee"s balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

      "Code" - As defined in Section 5.01(l).

      "Collateral" " As defined in the Security Agreement.

      "Confirmed Eligible Agency Accounts" - Accounts receivable arising from the Borrower"s services as an independent agent of Bell Atlantic or another RBOC which, but for the last sentence of the definition of Eligible Accounts, would be included as Eligible Accounts, and which have been confirmed to the Borrower by the account debtor in accordance with customary business practices and have not been outstanding more than 90 days from the confirmation date thereof (it being acknowledged by the Borrower that a reinvoiced account to the same account debtor shall be deemed to be outstanding from the original confirmation date). Notwithstanding the foregoing, if fifty percent (50%) or more of the accounts receivable owed by any account debtor and its Affiliates are more than 90 days past the confirmation dates therefor, then none of the accounts receivable owed by such account debtor and its Affiliates shall constitute Confirmed Eligible Agency Accounts until such time as all accounts receivable owed by such account debtor and its Affiliates (as a result of actual payment) are less than 90 days past the confirmation dates therefor.

      "Consolidated" and "Consolidating" - When used with reference to any term defined herein mean that term as applied to the accounts of the relevant Person and its Subsidiaries, at any time when such Person has any Subsidiaries, consolidated in accordance with GAAP.

      "Cost of Funds Interest Period" - With respect to a Term Loan for which the Borrower has made a Cost of Funds rate election under Section 2.06, the period beginning on the effective date of such election and ending on the Term Loan Maturity Date of such Term Loan.

      "Cost of Funds Rate" - For any Cost of Funds Interest Period, the interest rate per annum (fixed for the duration of such period, subject to adjustment as provided in Section 3.06) equal to the sum of (a) the applicable Margin plus (b) the per annum rate of interest which the Bank is required to pay or is offering to pay, for wholesale liabilities, for a period comparable to the Cost of Funds Interest Period in question, adjusted for reserve requirements under Regulation D of the Board of Governors of the Federal Reserve System and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by the Bank.
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      "Cost of Funds Rate Advance" - A Loan, or a portion of the outstanding Loans, which bears interest at a Cost of Funds Rate pursuant to the Borrower"s timely election under Section 2.06.

      "Debt Service Coverage Ratio" - For any period, (a) the aggregate of (i) EBITDA less (ii) unfinanced Cap X less (iii) dividends paid less (iv) cash taxes paid, divided by (b) the sum of (i) interest expense and (ii) CMLTD; that is,

EBITDA - Unfinanced Cap X - Dividends - Cash Taxes Paid
Interest Expense + CMLTD

For purposes of this definition, "unfinanced Cap X" means Capital Expenditures less long-term Indebtedness incurred to finance the same plus any prepayments of such Indebtedness; "dividends" means dividends or distributions of cash or property paid or made with respect to capital stock (other than dividends paid solely in shares of stock) and sums paid to purchase, redeem, retire or otherwise acquire for value capital stock (or rights, options or warrants to purchase stock); and "CMLTD" means the aggregate amount paid in respect of long-term Indebtedness; the Debt Service Coverage Ratio and its components all being determined for the applicable period in accordance with GAAP with respect to the Borrower and its Subsidiaries on a Consolidated basis.

      "EBITDA" " For any period, the Borrower"s earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP.

      "Eligible Accounts" - The gross amount, as reflected on the Borrower"s books in accordance with GAAP, of outstanding accounts receivable of the Borrower with respect to amounts due in the ordinary course of the Borrower"s business from account debtors whose principal place of business is within the United States of America, which are not more than 90 days past due under the original terms of sale or service, as to which the Bank has a valid and perfected first priority security interest under all applicable law and as to which the Borrower has furnished reasonably detailed information to the Bank in a Borrowing Base Certificate, determined after deducting from the aggregate amount thereof (i) all payments, adjustments and credits of all kinds against such accounts receivable; (ii) all amounts due thereon considered by and in the reasonable discretion of the Bank to be uncollectible by reason of return, rejection, repossession, loss or damage of or to the goods or services giving rise thereto, merchandise or service related or other disputes, insolvency of the account debtor (however evidenced), or any other reason; (iii) accounts receivable arising out of transactions with Affiliates of the Borrower; (iv) accounts receivable with respect to which there shall exist any deposits, liens (including liens securing any bonds), payables, discounts, retentions, aged credit balances or other similar offsets or reductions; and (v) accounts receivable arising from contracts with the United States or any department, agency or instrumentality thereof (unless the same have been assigned to the Bank and notice thereof has been given to the federal authorities under the Assignment of Claims Act); all as determined by the Bank in its reasonable discretion. Notwithstanding the foregoing, if fifty percent (50%) or more of the accounts receivable owed by any account debtor and its Affiliates are more than 90 days past the due dates thereof, then none of the accounts receivable owed by such account debtor and its Affiliates shall constitute Eligible Accounts until such time as all accounts receivable owed by such account debtor and its Affiliates (as a result of actual payment) are less than 90 days
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past the due dates thereof.  Notwithstanding the foregoing, accounts receivable arising from the Borrower"s services as an independent agent of Bell Atlantic or another RBOC shall not be included in Eligible Accounts.

      "Equipment" " Telephone switching equipment;
telecommunications, computer or other equipment; or other fixed assets. For purposes of determining the purchase price of Equipment, there shall be excluded freight, shipping, insurance, taxes, installation and other "soft"costs.

      "Equipment Loans" As defined in Section 2.02(b).

      "ERISA" - As defined in Section 5.01(l).

      "Eurodollar Banking Day" - A Banking Day on which commercial banks in London, England, settle payments.

      "Eurodollar Interest Period" - (a) With respect to each Eurodollar Rate Advance that is a Revolving Loan or a portion of the outstanding Revolving Loans, each successive period of one
(1), two (2), three (3), six (6), nine (9) or twelve (12) months, and (b) with respect to each Eurodollar Rate Advance that is a Term Loan, each successive period of one (1), two (2) or three (3) months, at the Borrower"s election as provided in Section 2.05, beginning, in the case of the first such Interest Period, on the effective date of the Borrower"s timely Eurodollar Rate election, and in the case of each successive Interest Period, on the last day of the preceding Interest Period; provided that the number of days in each Interest Period and the day on which it ends shall be determined by the Bank in accordance with its general practice for similar loans and no Interest Period shall be chosen which, in the case of Revolving Loans, would end after the Expiration Date, or, in the case of a Term Loan, would end after the next succeeding principal payment date or the Term Loan Maturity Date for such Term Loan.

      "Eurodollar Rate" - For any Eurodollar Interest Period, the interest rate per annum (fixed for the duration of such period, subject to adjustment as provided in Section 3.06) equal to the sum of (a) the applicable Margin plus (b) LIBOR for such Eurodollar Interest Period. As used herein, "LIBOR" shall mean, as applicable to any Eurodollar Interest Period, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such Eurodollar Interest Period, which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two (2) Eurodollar Banking Days preceding the first day of such Eurodollar Interest Period; provided that if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR shall be the rate (rounded upwards as described above, if necessary), for deposits in dollars for a period substantially equal to such Eurodollar Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service, for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) Eurodollar Banking Days prior to the beginning of such interest period.

      If both the Telerate and Reuters system are unavailable, then LIBOR for such Eurodollar Interest Period will be determined
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on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such Eurodollar Interest Period which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time on the day that is two (2) Eurodollar Banking Days preceding the first day of such Eurodollar Interest Period as selected by the Bank. The principal London office of each of the four major London banks will be requested to provide a quotation of its US. dollar deposit offered rate. If at least two such quotations are provided, LIBOR for such Eurodollar Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for such Eurodollar Interest Period will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such Eurodollar Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two Eurodollar Banking days preceding the first day of such Eurodollar Interest Period. In the event that Bank is unable to obtain any such quotation as provided above, it will be deemed that LIBOR cannot be determined

      In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to Eurodollar deposits of the Bank then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

      "Eurodollar Rate Advance" - A Loan, or a portion of the outstanding Loans, which bears interest at a Eurodollar Rate pursuant to the Borrower"s timely election under Section 2.05.

      "Event of Default" - As defined in Section 7.01.

      "Exchange Act" - The Securities Exchange Act of 1934, as from time to time in effect.

      "Expiration Date" - September 1, 2000, subject to extension in the Bank"s sole discretion.

      "Financial Letter of Credit" " A Letter of Credit issued for the purpose of guarantying or securing payment or repayment of a financial obligation, as determined by the Bank in its reasonable discretion.

      "Funded Debt" " Indebtedness of the Borrower for borrowed money.

      "Funded Debt/EBITDA Ratio" " For any period, the ratio of
(a) the Borrower"s Consolidated Funded Debt as of the last day of such period to (b) the Borrower"s Consolidated EBITDA for such period.

      "GAAP" " United States generally accepted accounting principles, consistently applied.

      "Indebtedness" - As applied to any Person, (i) all items (except items of capital or surplus or of retained earnings) which in accordance with GAAP would be included as liabilities upon such Person"s balance sheet at the date as of which Indebtedness is to
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be determined, including any Capital Lease, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, and (iii) all indebtedness of others which such Person has directly or indirectly guarantied, endorsed (other than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contributions or otherwise) or otherwise to become directly or indirectly liable.

      "LC Agreement" - As defined in Section 2.01(b).

      "Letter of Credit" - Any standby letter of credit issued by the Bank for the account of the Borrower.

      "Letter of Credit Fee" " With respect to Performance Letters of Credit, 1.25% per annum; and with respect to Financial Letters of Credit, at any time, the rate per annum equal to the Revolving Loan Margin then applicable to Eurodollar Rate Advances determined from time to time as provided in the definition of "Margin" less twenty-five basis points (0.25%).

      "Lien" - Any mortgage, pledge, assignment, lien, charge, encumbrance or security interest of any kind whatsoever, or the interest of a vendor or lessor under a conditional sale, title retention or capital lease agreement.

      "Line of Credit" " As defined in the Recital.

      "Line of Credit Amount" - Fifteen Million Dollars
($15,000,000).

      "Line of Credit Fee" - As defined in Section 2.08.

      "Line of Credit Fee Rate" - For each fiscal quarter of the Borrower, the percentage rate corresponding to both the Funded Debt/EBITDA Ratio and the Senior Debt/TCB Ratio for the second preceding fiscal quarter of the Borrower, as set forth below:

                         Senior Debt/TCB Ratio

                        <=0.50:1-0.99:1  1.00:1-1.99:1  2.00:1-2.74:1  >=2.75:1
Funded  <=0.50:1-0.99:1       0.20%           0.25%          0.30%       0.35%
Debt/     1.00:1-1.99:1       0.25%           0.30%          0.35%       0.40%
EBITDA    2.00:1-2.74:1       0.30%           0.35%          0.40%       0.45%
Ratio     >=2.75:1            0.35%           0.40%          0.45%       0.50%

      Changes in the Line of Credit Fee Rate shall take effect on the first day of a quarter, based on the relevant ratios for the second preceding quarter (e.g. a change on April 1 shall be based on the ratios for the quarter ended on the preceding December 31), as reflected in the Borrower"s financial statements for such second preceding quarter. No reduction in the Line of Credit Fee Rate shall be effective if there has occurred and is continuing any event which constitutes, or which, with notice or lapse of time, or both, would constitute, an Event of Default.

      "Line of Credit Note" - The $15,000,000 Secured Revolving Note of the Borrower in the form attached hereto as Exhibit A.
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      "Loan" - Any obligation of the Borrower to the Bank hereunder
(including, without limitation, the Revolving Loans, the Term Loan and any obligation to reimburse the Bank in connection with a drawing under a Letter of Credit issued by the Bank for the account of the Borrower).

      "Margin" - The Revolving Loan Margin or the Term Loan Margin.

      "Net Income (or Net Loss)" - The net income (or net loss) of a Person for any fiscal period in question, determined in accordance with GAAP.

      "Notes" - The Line of Credit Note and the Term Note or Notes.

      "Officer"s Certificate" - As defined in Section 4.02(e).

      "PBGC" - As defined in Section 5.01(l).

      "Performance Letter of Credit" - A Letter of Credit issued for the purpose of guarantying or securing performance of a non-financial contractual obligation, as determined by the Bank in its reasonable discretion.

      "Person" - An individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

      "Prime Rate" - The variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

      "Principal Office" - The principal banking office of the Bank designated from time to time for purposes of this Agreement, now located at One Federal Street, Boston, MA 02110-2010.

      "RBOC" - A Regional Bell Operating Company.

      "Revolving Loans" - The Loans made by the Bank pursuant to Section
2.01.

      "Revolving Loan Margin" - For each fiscal quarter of the Borrower, the percentage rate corresponding to both the Funded Debt/EBITDA Ratio and the Senior Debt/TCB Ratio for the second preceding fiscal quarter of the Borrower, as set forth below:

                                   Senior Debt/TCB Ratio
                       <=0.50:1-0.99:1  1.00:1-1.99:1  2.00:1-2.74:1   >=2.75:1

       <=0.50:1-0.99:1    L+1.50%         L+1.65%        L+1.85%       L+2.25%
Funded                     P+0%             P+0%           P+0%         P+0
Debt/  1.00:1-1.99:1      L+1.65%         L+1.85%        L+2.00%       L+2.50%
EBITDA                     P+0%             P+0%           P+0%         P+0
Ratio  2.00:1-2.74:1      L+1.85%         L+2.00%        L+2.50%       L+2.75%
                           P+0%             P+0%           P+0%        P+0.25%
          >=2.75:1        L+2.25%         L+2.50%        L+2.75%       L+3.00%
                           P+0%             P+0%         P+0.25%       P+0.50%

      In the foregoing table, "L" refers to the "LIBOR Rate" referred to in the definition of Eurodollar Rate and "P" refers to the Prime Rate. Changes in the Revolving Loan Margin shall take effect on the first day of a quarter, based on the relevant ratios for the second preceding quarter (e.g. a change on April 1 shall be based on the ratios for the quarter ended on the preceding December 31), as reflected in the Borrower"s financial statements for such second preceding quarter. No reduction in the Revolving Loan Margin shall be effective if there has occurred and is continuing any event which constitutes, or which, with notice or lapse of time, or both, would constitute, an Event of Default.
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      "SEC" - The United States Securities and Exchange Commission.

      "Security Agreement" " The Security Agreement dated today"s date between the Borrower and the Bank.

      "Senior Debt" - Indebtedness of the Borrower for borrowed money which is not Subordinated Debt.

      "Senior Debt/TCB Ratio" " As of the last day of any fiscal quarter of the Borrower, the ratio of (a) the Borrower"s Consolidated Senior Debt outstanding to (b) its Consolidated Tangible Capital Base.

      "Subordinated Debt" - Indebtedness of the Borrower which is expressly subordinated to all Indebtedness of the Borrower to the Bank pursuant to a written subordination agreement satisfactory in form and substance to the Bank.

      "Subsidiary" - Any corporation or other Person of which the Borrower or any of its Subsidiaries, directly or indirectly, owns, or has the right to control or direct the voting of, fifty (50%) percent or more of the outstanding capital stock or other ownership interest having general voting power (under ordinary circumstances).

      "Tangible Capital Base" " With respect to the Borrower, as of any day, the sum of (a) its Consolidated Tangible Net Worth plus (b) its Subordinated Debt outstanding.

      "Tangible Net Worth" - An amount equal to the total assets of any Person (excluding the total intangible assets of such Person) minus the total liabilities of such Person. Total intangible assets shall be deemed to include, but shall not be limited to, goodwill, write-up in book value of assets, the excess of cost over book value of acquired businesses accounted for by the purchase method, formulae, trademarks, trade names, patents, patent rights and deferred expenses (including, but not limited to, unamortized debt discount and expense, organizational expense and packaging and product development and design expense).

      "Term Loan Facility" " As defined in the Recital.

      "Term Loan Facility Amount" " Ten Million Dollars ($10,000,000).

      "Term Loan Facility Fee" - As defined in Section 2.09.

      "Term Loan Facility Fee Rate" - For each fiscal quarter of the Borrower, the percentage rate corresponding to both the Funded Debt/EBITDA Ratio and the Senior Debt/TCB Ratio for the second preceding fiscal quarter of the Borrower, as set forth below:

                         Senior Debt/TCB Ratio

                        <=0.50:1-0.99:1  1.00:1-1.99:1  2.00:1-2.74:1  >=2.75:1
Funded  <=0.50:1-0.99:1       0.25%           0.35%          0.40%       0.45%
Debt/     1.00:1-1.99:1       0.35%           0.40%          0.45%       0.50%
EBITDA    2.00:1-2.74:1       0.40%           0.45%          0.50%       0.55%
Ratio     >=2.75:1            0.45%           0.50%          0.55%       0.60%

      Changes in the Term Loan Facility Fee Rate shall take effect on the first day of a quarter, based on the relevant ratios for the second preceding quarter (e.g. a change on April 1 shall be based on the ratios for the quarter ended on the preceding December 31), as reflected in the Borrower"s financial statements for such second preceding quarter. No reduction in the Term Loan Facility Fee Rate shall be effective if there has occurred and is continuing any event which constitutes, or which, with notice or lapse of time, or both, would constitute, an Event of Default.

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      "Term Loan Margin" - For each fiscal quarter of the Borrower, the percentage rate corresponding to both the Funded Debt/EBITDA Ratio and the Senior Debt/TCB Ratio for the second preceding fiscal quarter of the Borrower, as set forth below:

                                   Senior Debt/TCB Ratio
                      <=0.50:1-0.99:1  1.00:1-1.99:1  2.00:1-2.74:1   >=2.75:1

      <=0.50:1-0.99:1     LC+1.75%        LC+1.85%       LC+2.10%      LC+2.50%
Funded                     P+0%            P+0%            P+0%           P+0
Debt/  1.00:1-1.99:1      LC+1.85%        LC+2.10%       LC+2.25%      LC+2.75%
EBITDA                     P+0%            P+0%            P+0%         P+0.25%
Ratio  2.00:1-2.74:1      LC+2.10%        LC+2.25%       LC+2.75%      LC+3.00%
                           P+0%            P+0%          P+0.25%        P+0.50%
          >=2.75:1        LC+2.50%        LC+2.75%        L+3.00%       L+3.25%
                           P+0%            P+0.25%        P+0.50%       P+1.00%

      In the foregoing table, "L" refers to the "LIBOR Rate" referred to in the definition of Eurodollar Rate, "C" refers to the "cost of funds" component of the Cost of Funds Rate and "P" refers to the Prime Rate. Changes in the Term Loan Margin shall take effect on the first day of a quarter, based on the relevant ratios for the second preceding quarter (e.g. a change on April 1 shall be based on the ratios for the quarter ended on the preceding December 31), as reflected in the Borrower"s financial statements for such second preceding quarter. No reduction in the Term Loan Margin shall be effective if there has occurred and is continuing any event which constitutes, or which, with notice or lapse of time, or both, would constitute, an Event of Default.

      "Term Loan Maturity Date" " With respect to each Term Loan, the maturity date designated for such Term Loan by the Borrower in accordance with Section 2.02(a), which shall be a date not more than five (5) years after the date such Term Loan is made.

      "Term Loans" " As defined in Section 2.02(a).

      "Term Note" - A Secured Term Note of the Borrower in the form attached hereto as Exhibit B.

      Section 1.02. Use of Defined Terms. Any defined term used in the plural preceded by the definite article shall be taken to encompass all members of the relevant class. Any defined term used in the singular preceded by "any" shall be taken to indicate any number of the members of the relevant class.

      Section 1.03. Accounting Terms. All accounting terms (including without limitation those employed with express reference to financial statements of or provided by any Person) not specifically defined herein shall be construed in accordance with GAAP.

                          ARTICLE II

              AMOUNTS AND TERMS OF THE REVOLVING LOANS,
                  LETTERS OF CREDIT AND TERM LOANS

      Section 2.01. Revolving Loans and Letters of Credit. (a) Subject to the terms and conditions set forth in this Agreement, the Bank will make loans ("Revolving Loans") to the Borrower at the Principal Office of the Bank in an aggregate principal amount at any time outstanding not exceeding the lesser of (i) the Borrowing Base or (ii) the Line of Credit Amount (less the aggregate amount then available to be drawn under outstanding
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Letters of Credit) on any Banking Day prior to the first to occur of (i) the Expiration Date or (ii) the earlier termination pursuant to Section 7.02(b) of the Line of Credit, in such amounts as the Borrower may request in accordance with Section 2.03. Revolving Loans shall be evidenced by and payable in accordance with the terms of the Line of Credit Note. Principal of Revolving Loans that is prepaid may be reborrowed.

      (b) Subject to the terms and conditions set forth in this Agreement, the Bank will issue Letters of Credit for the account of the Borrower in such aggregate stated amounts not exceeding the lesser of (i) the Borrowing Base or (ii) the Line of Credit Amount (less outstanding Revolving Loans) as the Borrower shall request on reasonable prior notice, in favor of a supplier or other beneficiary to which the Borrower has actual or contingent obligations incurred in the ordinary course of business. The Borrower agrees to complete appropriately, execute and deliver in connection with each Letter of Credit the Bank"s then standard form of standby letter of credit application and agreement (each an "LC Agreement"). The expiration date and other material terms and provisions of each SBLC shall be subject to the advance approval of the Bank. The Borrower agrees to pay the Bank"s fees applicable to issuance, amendment and transfer of Letters of Credit and drawings thereunder, and agrees to pay the Bank the applicable Letter of Credit Fee, calculated on the basis of actual days elapsed and a 360-day year and payable in accordance with the Bank"s then standard practices, with respect to the aggregate amount available to be drawn under outstanding Letters of Credit from the date of issuance to and including the expiration dates thereof. Any sum not reimbursed by the Borrower in accordance with the relevant LC Agreement shall be payable ON DEMAND, shall constitute a "Loan" for purposes of this Agreement and shall bear interest which shall accrue, be calculated and be payable (in the absence of demand) as provided in the Line of Credit Note. All obligations of the Borrower in respect of Letters of Credit, LC Agreements and related Loans shall be secured by and entitled to the benefits of the Collateral and the Security Agreement. In the event that all Loans have been repaid and the Line of Credit or Term Loan Facility shall no longer be in effect, the Bank may require that the Borrower maintain cash collateral in an amount and form satisfactory to the Bank in respect of the amount then available to be drawn under any Letter of Credit outstanding thereafter.

      (c) In the event that outstanding Revolving Loans and the aggregate amount then available to be drawn under outstanding Letters of Credit exceed the lesser of (i) the Borrowing Base or
(ii) the Line of Credit Amount, the Borrower shall immediately repay Revolving Loans in an amount sufficient to eliminate such excess.

      Section 2.02. Term Loans. (a) Subject to the terms and conditions set forth in this Agreement, the Bank will make loans ("Term Loans") to the Borrower at the Principal Office of the Bank in an aggregate principal amount at any time outstanding not exceeding the Term Loan Facility Amount (less the aggregate principal amount of all Term Loans then outstanding), on any Banking Day prior to the first to occur of (i) the Expiration Date or (ii) the earlier termination pursuant to Section 7.02(b) of the Term Loan Facility, in such amounts as the Borrower may request in accordance with Section 2.03. Each Term Loan shall be evidenced by and payable in accordance with the terms of the Term Note evidencing such Term Loan. Principal of Term Loans that is repaid or prepaid may be reborrowed.
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
      (b) Term Loans shall be made to (i) finance or refinance purchases by the Borrower of Equipment ("Equipment Loans") or (ii) finance establishment of new business locations, Acquisitions or permanent working capital ("Acquisition/WC Loans"); provided that
(x) no Equipment Loan shall be made in a principal amount exceeding seventy-five percent (75%) of the purchase price of the relevant Equipment, as evidenced by copies of purchase orders, invoices or other documents submitted to the Bank in connection with the request for the Equipment Loan, and (y) without the prior written consent of the Bank, the aggregate Acquisition/WC Loans outstanding at any time shall not exceed the Acquisition/WC Loan Sublimit.

      Section 2.03. Requests for Revolving and Term Loans. The Borrower will give the Bank written notice of each requested Revolving Loan or Term Loan, specifying the type, amount and date of each such Loan requested, and, in the case of each Term Loan, the Term Loan Maturity Date therefor. Any Loan request received after 11:00 a.m. Boston time on the Banking Day on which the Loan is requested to be made shall be deemed received on the next succeeding Banking Day. Requests for Eurodollar Rate Advances and Cost of Funds Rate Advences are subject to the additional requirements as to timing set forth in Sections 2.05 and 2.06, respectively. Requests for Equipment Loans shall be accompanied by the documents referred to in Section 2.02(b).

      Section 2.04. Revolving and Term Loan Interest Payments. The Borrower will pay interest on the principal amount of the Revolving Loans and the Term Loans outstanding from time to time, from the date of each Loan until payment thereof in full and the termination of this Agreement, such interest to be payable in arrears as provided in this Section, Sections 2.05, 2.06 and 3.06, and on the date of payment in full of the Revolving Loans and each Term Loan. Except (i) in the case of Revolving Loans, when constituting Eurodollar Rate Advances pursuant to the Borrower"s timely election under Section 2.05, or (ii) in the case of Term Loans, when constituting Eurodollar Rate Advances pursuant to the Borrower"s timely election under Section 2.05 or Cost of Funds Rate Advances pursuant to the Borrower"s timely election under
Section 2.06, all Revolving Loans and Term Loans shall bear interest at a fluctuating rate per annum equal to the Prime Rate plus the applicable Margin, with a change in each such rate of interest to become effective on the same day on which any change in the Prime Rate is effective. Interest based on the Prime Rate shall be calculated on the basis of actual days elapsed and a 360-day year and shall be payable monthly on the first day of each calendar month. At the Bank"s option, to the extent permitted by applicable law, overdue principal of the Revolving Loans and the Term Loans and overdue interest thereon shall bear interest at a rate which at all times shall be four percent (4%) plus the interest rate otherwise then in effect hereunder, compounded monthly at the Bank"s option and payable on demand.

      Section 2.05. Eurodollar Rate Option. Subject to the terms and conditions set forth in this Agreement, (i) any Revolving Loan or Term Loan and (ii) any portion of the outstanding Revolving Loans, in any case in an amount equal to $100,000 or a greater integral multiple of $100,000, may be made or maintained subject to a Eurodollar Rate election as below provided:

            (a) A Eurodollar Rate election shall be made in writing (or, if by telephone, confirmed in writing on the same day) by 11:00 a.m. Boston time two (2) Eurodollar Banking Days before the commencement of the relevant Eurodollar Interest
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
Period, specifying the amount of the Eurodollar Rate Advance and the Interest Period therefor; provided that in the case of a Revolving Loan or a portion of the outstanding Revolving Loans no such election shall be effective if it would cause there to be outstanding more than five (5) Eurodollar Rate Advances with respect to Revolving Loans. In the absence of a timely Eurodollar Rate election with respect thereto, or, in the case of the Term Loans, a timely Cost of Funds Rate election, all Revolving Loans and Term Loans shall bear interest as provided in Section 2.04.

            (b) Interest on each Eurodollar Rate Advance shall be due and payable in arrears monthly on or about the same day of each calendar month numerically corresponding to the first day of the current Eurodollar Interest Period with respect thereto (e.g. for a Eurodollar Interest Period beginning November 15, interest payments will fall on or about the 15th day of each succeeding month), on the last day of such Eurodollar Interest Period and on the date of payment of the relevant Note in full, at the applicable Eurodollar Rate (computed on the basis of a 360-day year for the actual number of days elapsed, including the first day of each Interest Period but excluding the last day).

            (c) In the event that the Bank is unable to determine the Eurodollar Rate for any Eurodollar Interest Period due to circumstances affecting the relevant interbank Eurodollar market or otherwise, or if the Bank determines that the Eurodollar Rate (less the applicable Margin) will not adequately and fairly reflect the Bank"s cost of making or maintaining Eurodollar Rate Advances, or if it shall become unlawful for the Bank to make or maintain Eurodollar Rate Advances, then the Bank may suspend the Borrower"s right to make Eurodollar Rate elections and all Loans shall bear interest as provided in Section 2.04 or Section 2.06 until the Bank notifies the Borrower that such circumstances no longer exist. The Bank"s written notice setting forth its determination as to the foregoing shall, if made on a reasonable basis, be conclusive absent manifest error.

      Section 2.06. Cost of Funds Rate Option. Subject to the terms and conditions set forth in this Agreement, any Term Loan
(in whole but not in part) may be made or maintained subject to a Cost of Funds Rate election as below provided:

            (a) A Cost of Funds Rate election shall be made in writing (or, if by telephone, confirmed in writing) at least one
(1) Banking Day before the beginning of any Cost of Funds Interest Period, specifying the Term Loan to be made or maintained as a Cost of Funds Rate Advance and the first day of the Cost of Funds Interest Period therefor. In the absence of a timely Cost of Funds Rate or Eurodollar Rate election with respect thereto, each Term Loan shall bear interest as provided in Section 2.04. Upon the Borrower"s request, the Bank will quote a proposed Cost of Funds Rate and will specify the time within which the Borrower may elect to accept such offer by making a Cost of Funds Rate election as provided above. Any Cost of Funds Rate shall be offered and determined by the Bank in its discretion and the Bank shall not be deemed to make any representation or warranty with respect thereto, the Borrower"s sole remedy, should it be dissatisfied with such rate, being to decline to make a Cost of Funds Rate election based thereon.

            (b) Interest on all Cost of Funds Rate Advances shall be due and payable monthly in arrears on or about the same day of each calendar month numerically corresponding to the date
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
such Term Loan is made (e.g. for a Term Loan made on November 15, interest payments will fall on or about the 15th day of each succeeding month) and on the date of payment of the relevant Term
Note in full, at the applicable Cost of Funds Rate (computed on the basis of a 360-day year for the actual number of days elapsed).

            (c) In the event that the Bank determines that appropriate recognized sources of funding are not available to it for a proposed Cost of Funds Interest Period or Cost of Funds Rate Advance or that the "cost of funds" component of the Cost of Funds Rate is unreasonably high, then the Bank may suspend the Borrower"s ability to make Cost of Funds Rate elections and any affected Term Loan shall bear interest as provided in Section 2.04 or Section 2.05 until the Bank notifies the Borrower that such circumstances no longer exist. The Bank"s written notice setting forth its determination as to the foregoing shall, if made on a reasonable basis, be conclusive absent manifest error.

      Section 2.07. Notations Reflecting Loans. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made on the books of the Bank, at or following the time of making each Loan and of receiving any payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Loans. The amount so noted, and other regular entries by the Bank on its books with respect to interest and other charges, shall, absent manifest error, constitute presumptive evidence as to the amount owed by the Borrower with respect to principal of the Loans and with respect to interest and other charges.

      Section 2.08. Line of Credit Fee. The Borrower shall pay the Bank a fee (the "Line of Credit Fee") for the period commencing on the date hereof to and including the Expiration Date, or the earlier date of the termination of the Line of Credit hereunder, at the applicable Line of Credit Fee Rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) with respect to the Line of Credit Amount less (i) the average daily outstanding Revolving Loans and (ii) the average daily aggregate amount available to be drawn under outstanding Letters of Credit. The Line of Credit Fee shall be payable in arrears on the first day of each calendar quarter commencing January 1, 1998.

      Section 2.09. Term Loan Facility Fee. The Borrower shall pay the Bank a fee (the "Term Loan Facility Fee") for the period commencing on the date hereof to and including the Expiration Date, or the earlier date of the termination of the Term Loan Facility hereunder, at the applicable Term Loan Facility Fee Rate per annum (computed on the basis of the actual number of days elapsed over a 360-day year) with respect to the Term Loan Facility Amount less the average daily outstanding Term Loans. The Term Loan Facility Fee shall be payable in arrears on the first day of each calendar quarter commencing January 1, 1998.

      Section 2.10. Security. As security for Loans hereunder and the Notes, the Borrower has granted to the Bank a continuing security interest in and lien upon all its tangible and intangible personal property and fixtures, including without limitation its accounts receivable, inventory, equipment, general intangibles and other Collateral pursuant to the Security Agreement.

                            ARTICLE III

                     LOAN PROCEEDS AND PAYMENTS

      Section 3.01. Disbursement and Use of Loan Proceeds. The proceeds of each Revolving Loan or Term Loan shall be disbursed by credit to the Borrower"s principal operating deposit with the Bank unless otherwise requested in writing by the Borrower. The proceeds of each Revolving Loan will be used by the Borrower solely for working capital purposes and the proceeds of each Term Loan will be used by the Borrower solely for the purposes provided in Section 2.02(b), as more particularly described to the Bank in connection with the relevant borrowing request or otherwise.

      Section 3.02. Payments. All payments of interest, principal and any other sum payable hereunder and/or the Notes shall be made to the Bank at its Principal Office, in lawful currency of the United States of America in immediately available funds. All payments received by the Bank after 2:00 p.m. on any day shall be deemed received as of the next succeeding Banking Day. All monies received by the Bank hereunder shall be applied first to fees, charges, costs and expenses payable to the Bank under this Agreement, next to interest then accrued on account of the Loans and only thereafter to principal of the Loans.

      Section 3.03. Payment on Non-Banking Days. Whenever any payment to be made to the Bank hereunder or under the Note shall be stated to be due on a day which is not a Banking Day (or, in the case of any payment with respect to a Eurodollar Rate Advance, a Eurodollar Banking Day), such payment shall be made on the next succeeding Banking Day (or Eurodollar Banking Day), and interest payable on each such date shall include the amount thereof which shall accrue during the period of such extension of time.

      Section 3.04. Net Payments. All payments by the Borrower hereunder and/or in respect of the Notes shall be made without deduction, set-off or counterclaim, notwithstanding any claim which the Borrower may now or at any time hereafter have against the Bank.

      Section 3.05. Charges Against Accounts. The Bank may charge any deposit account of the Borrower at the Bank with the amount of all payments of interest, principal, fees and other sums due, from time to time, under this Agreement and/or the Notes, and will thereafter notify the Borrower of the amount so charged. The failure of the Bank to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in the Notes. For purposes of this Section 3.05, the term "Bank" shall include any affiliate of the Bank so long as the Borrower maintains deposits with any such bank.

      Section 3.06. Prepayment. The Borrower may repay Revolving Loans (in whole or in part) and Term Loans (in whole but not in part) that bear interest based on the Prime Rate at any time; provided that there shall also be paid therewith all interest accrued with respect thereto. Principal prepaid with respect to Revolving Loans, and principal repaid or prepaid with respect to Term Loans, may, subject to the terms and conditions set forth in this Agreement, be reborrowed. If any Revolving Loan or portion of the Revolving Loans bears interest at a Eurodollar Rate or if anyTerm Loan bears interest at a Eurodollar Rate or a Cost of

Funds Rate, and the Bank in its sole discretion should determine that current market conditions can accommodate a prepayment request, the Borrower shall have the right at any time and from time to time to prepay the same in whole (but not in part); provided that there shall also be paid therewith all interest accrued with respect thereto and the Borrower shall pay to the Bank a yield maintenance fee in an amount computed as follows:
The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the last day of the current Eurodollar Interest Period with respect thereto or the Term Loan Maturity Date of such Term Loan, as the case may be, shall be subtracted from the "cost of funds" component of the Eurodollar Rate or Cost of Funds Rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining until the relevant Eurodollar Interest Period expiration or Term Loan Maturity Date. Said amount shall be reduced to present value calculated by using the number of days remaining until the Eurodollar Interest Period expiration or Term Loan Maturity Date and using the above-referenced United States Treasury security rate and the number of days remaining until the Eurodollar Interest Period expiration or Term Loan Maturity Date. The resulting amount shall be the yield maintenance fee due to the Bank upon prepayment of a Revolving Loan or portion of the Revolving Loans when bearing interest at a Eurodollar Rate or Term Loan when bearing interest at a Eurodollar Rate or Cost of Funds Rate.

      If by reason of an Event of Default the Bank elects to declare the Loans to be immediately due and payable, then any yield maintenance fee with respect to any Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

      Section 3.07. Changed Circumstances; Increased Costs. The Borrower acknowledges that the Bank has offered to the Borrower loan pricing reflected in this Agreement and the Notes taking into account existing costs of compliance with certain U.S. governmental regulatory requirements, notably FDIC deposit insurance assessments applicable to Bank deposits, reserves that are required to be maintained by the Bank under Federal Reserve Board regulations and regulators" requirements applicable to the Bank and its parent holding company with respect to capital adequacy. The Borrower agrees that if any change in the applicable Federal regulations or in the interpretation thereof by the relevant agencies, or compliance with any guideline or request of any such agency (whether or not having the force of law), increases the Bank"s costs in respect of loans or lines of credit such as provided for herein (or reduces the rate of return on capital of the Bank or its holding company), the Bank may at its option adjust the loan pricing reflected in this Agreement and the Notes, including without limitation any Cost of Funds Rate or Eurodollar Rate then in effect, to compensate therefor, in which event the Bank shall provide written notice to the Borrower setting forth in reasonable detail the basis for and calculation of such increased cost or reduced rate of return (but failure to provide such notice shall not affect the parties" rights and obligations). The Bank"s written notice setting forth its determination as to the foregoing shall, if made on a reasonable basis, be conclusive absent manifest error.

      Section 3.08. Interest Rate Reduction in Certain Circumstances. All agreements between the Borrower, any guarantor of the Borrower"s obligations and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or by the Notes or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or the forbearance of such indebtedness exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof; provided that in the event there is a change in the law which permits a higher permissible rate of interest, then this Agreement and the Notes shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of the Borrower and the Bank in the execution, delivery and acceptance of this Agreement and the Notes to contract in strict compliance with the laws of the Commonwealth of Massachusetts from time to time in effect.
If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of the Notes or any other document executed in connection herewith at the time performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Bank should ever receive as interest any amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower, any guarantor of the Borrower"s obligations and the Bank.

                      ARTICLE IV

                  CONDITIONS OF LENDING

Section 4.01. Conditions Precedent to Initial Loan. Prior to the initial Loan hereunder, the Borrower shall deliver to the Bank duly executed copies of this Agreement, the Line of Credit Note and the documents enumerated below in this Section 4.01, all of which, as well as all legal matters incident to the transactions contemplated hereby, shall be satisfactory in form and substance to the Bank and its counsel:

      (a) Certified copies of all documents evidencing necessary approvals, if any, with respect to this Agreement, the Notes and the Security Agreement, including, without limitation, any required approvals of governmental authorities and other Persons.

      (b) A certificate, signed by the Clerk of the Borrower, setting forth the names of the officers of the Borrower authorized to sign this Agreement, the Notes and any and all certificates, notices and reports referred to herein; such certificate shall contain the true signatures of such officers and shall state that the Bank may conclusively rely on the statements made therein until the Bank shall receive a further certificate of the Clerk of the Borrower canceling or amending the prior certificate and submitting signatures of the officers named in such further certificate.

      (c) A favorable written opinion of counsel to the Borrower as to such matters as the Bank may reasonably request.
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
      (d) A copy of the Articles of Organization of the Borrower and all amendments thereto, certified by the Secretary of State of the Commonwealth of Massachusetts, a copy of the By-Laws of the Borrower, as amended to date, as certified by the Borrower"s Clerk, and certificates of the appropriate agencies in all other jurisdictions in which the Borrower is required to qualify to do business, attesting to its qualification and good standing (including tax good standing) in each such jurisdiction.

      (e) If the initial Loan is not made upon execution of this Agreement, an Officer"s Certificate pursuant to Section 4.02(e) dated the date of such initial Loan.

      (f) Such UCC-1 financing statements pursuant to the Security Agreement for filing with such public offices as the Bank may request.

      (g) The policies or certificates of the insurance required by this Agreement and the Security Agreement.

      (h) Such other documents, instruments, records, consents, certificates, opinions, assurances and authorizations shall be set forth on the closing agenda prepared by the Bank or as the Bank shall otherwise reasonably require.

      Section 4.02.  Conditions Precedent to All Loans.  The
making of any Revolving Loan (including the initial Revolving
Loan) or Term Loan are subject to the further conditions precedent that on the date on which each such Loan is made:

      (a) The representations and warranties of the Borrower made in this Agreement and the Security Agreement shall continue to be correct as of the date of such Loan, except to the extent that the same relate expressly to an earlier date.

      (b) The covenants and agreements of the Borrower contained herein and in the Security Agreement shall have been complied with on and as of the date of such Loan.

      (c) No event which constitutes, or which, with notice or lapse of time, or both, would constitute, an Event of Default shall have occurred and be continuing.

      (d) No material adverse change shall have occurred in the financial condition of the Borrower from that disclosed in the most recent financial statements furnished to the Bank pursuant to
Section 5.01(j) and/or Section 6.03.

      (e) If requested by the Bank, there shall have been delivered to the Bank a certificate of an authorized officer of the Borrower (an "Officer"s Certificate") affirming compliance with the foregoing conditions of this Section 4.02 as of such date.

      (f) There shall have been delivered to the Bank a written notice of borrowing pursuant to Section 2.03.

      (g) In the case of each Term Loan, there shall have been delivered to the Bank (i) the documents provided for in Section
2.02 and (ii) the relevant Term Note, duly completed and executed on behalf of the Borrower.

                          ARTICLE V

                 REPRESENTATIONS AND WARRANTIES

      Section 5.01.  Representations and Warranties.  As an
inducement to the Bank to execute this Agreement and to make any Loan hereunder to the Borrower, the Borrower hereby represents and warrants to the Bank that:

      (a) Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the legal power and authority to enter into and perform this Agreement, to execute and deliver the Notes and the Security Agreement and to enter into and perform all obligations required of the Borrower by all other instruments and other documents referred to herein to which it is a party, and to fulfill its obligations set forth herein and therein and to carry out the transactions contemplated hereby and thereby. The Borrower has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

      (b) Subsidiaries. Schedule 5.01(b) hereto correctly sets forth as to each Subsidiary its name, the jurisdiction of its incorporation and the percentage of its outstanding capital stock owned by the Borrower or any Subsidiary. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding capital stock of each Subsidiary is validly issued, fully-paid and nonassessable, and is owned as set forth on Schedule 5.01(b) free and clear of any pledge, security interest, option or other encumbrance.

      (c) Qualification. The Borrower and each Subsidiary is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary in order to carry out its business as now conducted and as proposed to be conducted.

      (d) Due Authorization, etc. The execution, delivery and performance of this Agreement, the Note, the Security Agreement and the other documents required to be executed by the Borrower pursuant hereto have been duly authorized by all necessary corporate action, will not require the consent of any third party, and will not conflict with, violate the provisions of, or cause a default or constitute an event which, with the passage of time or giving of notice or both, could constitute an event of default on the part of the Borrower under any contract, agreement, law, rule, order, ordinance, franchise, instrument or other document or under any provision of the Articles of Organization or By-Laws of the Borrower, or result in the imposition of any Lien on any property or assets of the Borrower other than in favor of the Bank. This Agreement and the other documents delivered to the Bank by the Borrower pursuant hereto (including, without limitation, the Notes and the Security Agreement) are the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

      (e) Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened, anticipated or contemplated (nor, to the knowledge of the Borrower, any basis therefor) against or affecting the
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
Borrower or, to the knowledge of the Borrower, any officer of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could prevent or hinder the consummation of the transactions contemplated hereby or call into question the validity of this Agreement, the Notes, the Security Agreement or any other instrument provided for or contemplated by this Agreement or any action taken or to be taken in connection with the transactions contemplated hereby or thereby or which in any single case or in the aggregate might result in any material adverse change in the business, prospects, condition, affairs or operation of the Borrower or any material impairment of the right or ability of the Borrower to carry on its operations as now conducted or proposed to be conducted.

      (f)   No Violation.  The Borrower is not in violation of
(i) any term of its Articles of Organization or By-Laws, as now in effect, (ii) any term of any mortgage, indenture or judgment, decree or order, any other instrument, contract or agreement binding on the Borrower or its property or (iii) to the knowledge of the Borrower, any term of any statute, ordinance, administrative determination, or governmental rule or regulation applicable to it.

      (g) Taxes. The Borrower has filed proper and, to the best of its knowledge, accurate federal, foreign, state and local tax returns, reports and estimates for all years and periods for which any such returns, reports or estimates were required to be filed and has paid all taxes, assessments, impositions, fees and other governmental charges required to be paid in respect of the periods covered by any such returns, reports or estimates. There are in effect no waivers of applicable statutes of limitations for federal, state or local taxes for any period. The Borrower is not delinquent in the payment of any tax, assessment or governmental charge and has not requested any extension of time within which to file any tax return, which return has not since been filed, and no deficiencies for any tax, assessment or governmental charge have been asserted or assessed, and the Borrower knows of no material liability or basis therefor. Any reserves for taxes on the books of the Borrower and its Subsidiaries are adequate in the opinion of the Borrower.

      (h) Legal Compliance. The Borrower is, to the best of its knowledge, in compliance with all requirements of law, federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it, and, without limiting the foregoing, the Borrower has all the required franchises, licenses, permits, certificates and authorizations needed for the conduct of its business and the use of its properties and all premises occupied by it, as now conducted, owned and used or as proposed to be conducted, owned and used. The Borrower has not received any notice, not heretofore complied with, from any federal, state or local authority or any insurance or inspection body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law or any other requirement of any such authority or body. No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary to the valid execution or delivery of, or for the performance by the
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Borrower of any its obligations under, this Agreement, the Notes, the Security Agreement or any other instrument provided for or contemplated by this Agreement.

      (i) Regulation U; Borrower"s Business. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System); neither the Borrower nor any Subsidiary owns or has any present intention of acquiring any margin stock; and no part of the proceeds of the Notes (including without limitation Acquisition/WC Loans) will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or in any other manner which would involve a violation of Regulation U, Regulation T, Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or the SEC. The Borrower is engaged solely in the businesses described in its filings with the SEC from time to time under the Exchange Act..

      (j) Title to Assets. The Borrower holds of record and has marketable title in fee to such of its fixed assets as are real property, and good and merchantable title to all of its other assets now carried on its books, including those reflected in the balance sheets of the Borrower referred to in Section 5.01(j) below or acquired since the date of such balance sheets, free of any Lien, except as permitted under Section 6.02(b).

     (k) Financial Statements. The Borrower"s Consolidated financial statements for its fiscal year ended March 31, 1997, and its interim Consolidated financial statements for the fiscal period ended September 30, 1997, heretofore delivered to the Bank, are accurate and complete, fairly present the financial condition of the Borrower and its Subsidiaries as at the respective dates thereof and for the periods covered thereby (subject, in the case of such interim statements, to normal year-end adjustments and inclusion of notes and schedules), and were prepared in accordance with GAAP consistently applied throughout such fiscal periods. The Borrower and its Subsidiaries have no material liability, contingent or otherwise, that is not disclosed or reflected in such financial statements or any notes thereto and which, in accordance with GAAP, is required to be disclosed or reflected therein and could materially adversely affect the financial condition of the Borrower. Since the date of the financial statements most recently delivered pursuant to this Agreement (including those referred to above): there has been no material adverse change in the business, assets or condition, financial or otherwise, of the Borrower or of any of its Subsidiaries; neither the business, condition or operations of the Borrower or any such Subsidiary nor any of their respective properties or assets have been materially adversely affected as the result of any legislative or regulatory change known to the Borrower, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against; neither the Borrower nor any such Subsidiary has experienced any material controversy or problem with its customers or suppliers or with its employees or with any labor organization; and neither the Borrower nor any such Subsidiary has entered into any material transaction other than in the ordinary course of its business.

      (l) ERISA. The Borrower has no accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); nor does it have any
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liability to the Pension Benefit Guaranty Corporation ("PBGC")
established under ERISA (or any successor thereto) in connection with any employee benefit plan or multiemployer plan (or other class of benefit which the PBGC has elected to insure); there have been no "reportable events" or "prohibited transactions" with respect to any such plan, as those terms are defined in Section 4043 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), respectively; and each such plan has been administered in material compliance with the applicable provisions of ERISA and the Code. The Borrower has no pension, profit-sharing, stock option, insurance or similar plan providing for deferred compensation or other benefits to any director, officer or employee except as set forth on Schedule 5.01(l) hereto.

      (m) Head Office. The chief executive office and principal place of business of the Borrower is located at 360 Second Avenue, Waltham, MA 02154. Schedule 5.01(m) sets forth a list of all of the facilities and locations of the Borrower and its Subsidiaries.

      (n) Contracts. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement, the terms of which now has or, as far as can be foreseen, may have a material adverse effect on the financial condition, business or properties of the Borrower or any of its Subsidiaries. There exist no defaults by any party under any contract or agreement between either Borrower and any other Person which, singly or in the aggregate, if not promptly cured, may have a material adverse effect on the financial condition, business or properties of the Borrower or any of its Subsidiaries.

      (o) Statements Not Misleading. Neither this Agreement and the Security Agreement, nor the financial statements referred to herein, nor any certificate delivered pursuant to this Agreement, nor any other agreement, document, certificate or written statement furnished to the Bank or to the Bank"s counsel by or on behalf of the Borrower in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact within the knowledge of the Borrower"s executive officers which has not been disclosed herein or in writing to the Bank and which materially adversely affects, or in the future in its opinion may, insofar as the Borrower can no foresee, materially adversely affect the business, properties, assets or condition, financial or other, of the Borrower or any of its Subsidiaries.

                           ARTICLE VI

                      COVENANTS OF THE BORROWER

      Section 6.01. Affirmative Covenants Other Than Reporting Requirements. Without limiting any other covenants and provisions hereof, the Borrower covenants and agree that, so long as any Loan or Letter of Credit is outstanding or this Agreement remains in effect:

      (a) Payments. The Borrower will pay the principal of and interest on the Notes at the times and place and in the manner provided in the Notes and herein, and promptly pay when due any and all other amounts owing to the Bank.

      (b) Taxes, etc. The Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or them, or upon its or their income or profits, or upon any properties belonging to it or them, prior to the date on which penalties or interest would attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Borrower or any of its Subsidiaries; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings which serve as a matter of law to stay the enforcement of any remedy of the taxing authority or claimant and as to which the Borrower or the Subsidiary concerned shall have set aside on its books adequate reserves. The Borrower will pay, and will cause each of its Subsidiaries to pay, in a timely manner, all lease obligations, all trade debt, purchase money obligations, equipment lease obligations and all of its other Indebtedness; provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such obligation or indebtedness which is being contested in good faith and as to which the Borrower or the Subsidiary concerned shall have set aside on its books adequate reserves. The Borrower will fully, faithfully and punctually perform and observe all covenants and agreements under any leases of real estate, agreements relating to purchase money debt, equipment leases and other material contracts. The Borrower will fully, faithfully and punctually perform and observe all covenants and agreements under notes and other agreements evidencing or relating to Subordinated Debt; provided that to the extent that such agreements conflict with the provisions of agreements in favor of the Bank relating to subordination thereof to the Borrower"s obligations to the Bank, the Borrower will perform and observe the latter.

      (c) Insurance. The Borrower will maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations satisfactory to the Bank in such amounts and covering such risks as shall be satisfactory to the Bank from time to time, but in any event in amounts sufficient to prevent the Borrower and its Subsidiaries from becoming a co-insurer. The Borrower shall keep its real property and all inventory, equipment, furnishings and other tangible personal property owned by the Borrower and kept or used therein fully insured against fire, lightning and extended coverage perils and against such other risks as the Bank may from time to time require, in an amount equal to the aggregate full insurable value thereof. In addition, the Borrower shall procure and maintain liability insurance (including product liability insurance) with a minimum limit not less than $1,000,000, shall maintain umbrella coverage in an amount not less than $5,000,000 and shall maintain business interruption insurance in amounts from time to time satisfactory to the Bank. The Borrower shall also procure and maintain workmen"s compensation insurance, employer liability and other insurance as required by law. The Borrower will also maintain comprehensive automobile liability insurance covering all motor vehicles used by it, with combined limits of not less than $1,000,000 for bodily injury and $500,000 for property damage. The Borrower shall in addition comply with the requirements of the Security Agreement with respect to insurance.

      (d) Existence, etc. The Borrower will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate or other existence (except that any Subsidiary may merge with or into the Borrower or another Subsidiary), rights, franchises and privileges and remain in good standing in Massachusetts and each other jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties.

      (e) Compliance with Laws. The Borrower will comply, and cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and the orders of any court or other tribunal or governmental or administrative authority or agency applicable to it or its business, property or assets.
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
     (f) Inspections. The Borrower will permit representatives of the Bank at any reasonable time during normal business hours to visit the offices and facilities of the Borrower or any of its Subsidiaries and/or to discuss with any of its or their officers, directors, managers, partners, or independent accountants such company"s affairs, finances and accounts and/or to examine and make copies of and take abstracts from the records and books of account of the Borrower and any of its Subsidiaries. The Borrower will permit representatives of the Bank to conduct from time to time a field examination or audit with respect to the Collateral, in connection with which the Borrower agrees to pay the Bank"s standard fees plus expenses; provided that unless there has occurred and is continuing an Event of Default, the Borrower shall not be required to pay such fees and expenses for more than two (2) field examinations or audits per calendar year.

      (g) Books and Records. The Borrower will keep, and cause each of its Subsidiaries to keep, proper and complete records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied reflecting all financial transactions of the Borrower and its Subsidiaries.

      (h) Repairs. The Borrower will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its facilities and property necessary or useful in the proper conduct of its business in good working order and condition, making all necessary repairs thereto and replacements thereof. In the event of damage to or destruction of any facility owned or leased by the Borrower, the Borrower shall use its best efforts to repair, replace, restore and reconstruct the same to substantially its condition immediately prior to such damage or destruction.

      (i) Business. The Borrower will conduct, and cause each of its Subsidiaries to continue to conduct, in the ordinary course, the same business in which it is, or they are, presently engaged; provided that the foregoing shall not be deemed to limit or restrict (i) the Borrower"s phasing out of its activities as an independent sales agent for Bell Atlantic or any other RBOC or
(ii) its commencement of activities as a reseller of local telecommunications services provided by RBOCs or as a provider of local and other telecommunications services.

      (j) Bank Account. The Borrower will maintain the Bank as its principal bank of deposit and account.

      (k) Financial Systems Review. Within ninety (90) days after the date hereof, the Borrower will cause its financial, accounting and billing systems, procedures, controls and staffing to be reviewed by an independent accounting or consulting firm satisfactory to the Bank. Such review shall address in particular the adequacy of such systems, procedures, controls and staffing from the standpoint of the Borrower"s anticipated activities as a reseller of local telecommunications services provided by RBOCs.

      Section 6.02. Negative Covenants. Without limiting any other covenants and provisions hereof, the Borrower covenants and agrees, that, so long as any Loan or Letter of Credit is outstanding or this Agreement remains in effect:

      (a) Indebtedness. The Borrower will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Indebtedness, except for:

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
            (i) the Notes and other Indebtedness to the Bank, whether arising hereunder or otherwise;

            (ii)  Indebtedness of the Borrower and its
     Subsidiaries for taxes, assessments and governmental charges or levies, to the extent payment thereof shall not at the time be required under Section 6.01(b) above;

            (iii) unsecured current liabilities of the Borrower
     (other than for money borrowed or for the deferred purchase of property) incurred upon customary terms in the ordinary course of business;

            (iv)  Indebtedness of any Subsidiary to the Borrower;

            (v) Indebtedness which is secured as permitted by clause (vi) of Subsection (b) below;

            (vi)  Guaranties permitted under Subsection (c) below;

            (vii) Subordinated Debt incurred with the prior written consent of the Bank; or

            (viii)      Indebtedness of the Borrower or any
     Subsidiary under any operating leases of property used by a Borrower or such Subsidiary (as lessee) in the ordinary course of business.

      (b) Liens. The Borrower will not create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its property or assets, now owned or hereafter acquired, or assign or otherwise convey, or permit any of its Subsidiaries to assign or otherwise convey, any right to receive income, except that the foregoing restrictions shall not apply to:

            (i) Subject to Section 6.01(b), liens for taxes, assessments or governmental charges or levies on property of the Borrower or any of its Subsidiaries if the same shall not at the time be delinquent or thereafter can be paid without interest or penalty;

            (ii) Liens imposed by law, such as carriers", warehousemen"s and mechanics" liens and other similar liens arising in the ordinary course of business for sums not yet due;

            (iii) Liens incurred or arising in connection with workmen"s compensation laws, unemployment insurance, social security, retirement benefits or similar legislation;

            (iv)  Liens in favor of the Bank;

            (v) Liens on property of Subsidiaries in favor of the Borrower;

            (vi) Liens on (including Capital Leases of) tangible personal property (other than raw materials, work-in-process or finished goods inventory) hereafter acquired by the Borrower or any of its Subsidiaries created contemporaneously with such acquisition to secure the payment of the cost thereof, provided that (i) the principal amount of Indebtedness secured by any such Lien shall not exceed the lesser of the cost or fair market value (determined as of the
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
     event giving rise to such Lien) of such property and any such Lien shall attach only to the property so acquired and (ii) the aggregate principal amount of Indebtedness secured by all such Liens or Capital Leases shall at no time exceed $200,000 unless the Borrower shall have requested the Bank to match the substantive financial terms offered by the relevant vendor, lender or lessor and the Bank shall have failed to do so within thirty (30) days after receipt of such request;

            (vii) judgment liens not constituting an Event of Default under Section 7.01(h); and

            (viii) easements, restrictions, rights of way and other similar encumbrances which do not interfere in any material respect with the course of business of the Borrower or any of its Subsidiaries or the use of the property encumbered.

      (c) Guaranties. The Borrower will not assume, guaranty, endorse or otherwise become directly or contingently liable, or permit any of its Subsidiaries to assume, guaranty, endorse or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in any debtor or otherwise to assure any creditor against loss) in connection with any Indebtedness of any other Person, except guaranties in favor of the Bank or by endorsement or similar transactions in the ordinary course of business.

      (d) Mergers, etc. The Borrower will not permit any of its Subsidiaries to: liquidate or dissolve; merge or consolidate with any other Person (except that (i) the Borrower or any Subsidiary may enter or make any Acquisition not prohibited under paragraph
(p) below and (ii) any Subsidiary may merge with or into the Borrower or another Subsidiary); sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) any item or items material to its business (whether now owned or hereafter acquired) included in the assets of the Borrower or any of its Subsidiaries, except for sale of inventory in the ordinary course of business; or turn over the management of, or enter into a management contract with respect to, its properties, assets, rights or licenses.

      (e) Sale of Rights; Waiver of Claims. The Borrower will not, nor permit any of its Subsidiaries to: (i) sell, assign, discount or dispose in any way of any accounts receivable or contract rights with respect to its customers, account debtors or any other Persons, with or without recourse, (ii) waive any material debt or claim except in the ordinary course of its business or (iii) amend any material contract to which it is a party in any manner that would be economically adverse to the Borrower.

      (f) Investments. The Borrower will not make, nor permit any of its Subsidiaries to make, any loan or advance to any Person (including without limitation a Subsidiary) or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, the capital stock, assets comprising the business of, or obligations of, or any interest in, any Person (including without limitation a Subsidiary), except investments by the Borrower or any Subsidiary in:

            (i)   evidences of indebtedness issued or guaranteed
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     by the United States of America which have a maturity of not more than one year from the date of acquisition;

            (ii) certificates of deposit, interest bearing accounts, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by (X) the Bank or (Y) any other domestic commercial bank having capital, surplus and undivided profits of at least $100,000,000;

            (iii) open market commercial paper bearing the highest rating of Standard & Poor"s Corporation or Moody"s Investor
     Services, Inc.;

            (iv) accounts in any "money market" mutual fund having total assets in excess of $100,000,000 that has at least 85% of its assets invested in investments of the types described in clauses (i)-(iii) above;

            (vi) (a) an existing advance to an officer of the Borrower and (b) advances to employees for travel and other reimbursable expenses in the ordinary course of business; or

            (vii) Acquisitions not prohibited under paragraph (p) below.

      (g) New Plans. The Borrower will not establish or permit any of its Subsidiaries to establish any new pension or defined benefit plan for employees subject to ERISA, which plan provides any benefits based on past service without the advance consent of the Bank (which shall not be withheld unreasonably) to the amount of the aggregate past service liability thereby created.

      (h) Head Office. The Borrower will not move its chief executive office from 360 Second Avenue, Waltham, Massachusetts until after at least ten (10) days" prior written notice to the Bank.

      (i) Sale-and-Leaseback. The Borrower will not enter into any sale-and-leaseback transaction.

      (j) Subsidiaries. The Borrower will not organize or form, or permit any of its Subsidiaries to organize or form, any new Subsidiaries, or become a member of any partnership or joint venture, or enter into any business, line of business or venture (other than the business it presently engages in).

      (k) Write-up of Assets. The Borrower will not write up (by creating an appraisal surplus or otherwise) the value of any assets of the Borrower or any of its Subsidiaries above their cost to the Borrower or such Subsidiary, as the case may be, less the depreciation regularly allowable thereon.

      (l) Subsidiaries. The Borrower will not permit any of its Subsidiaries to suffer or permit any circumstance to exist in which any Subsidiary is not wholly-owned, directly or indirectly, by the Borrower.

      (m) Transactions with Affiliates. The Borrower will not, nor cause or permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale or exchange of any property, or the rendering of any service, with any present or former Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of its business and
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
upon fair and reasonable terms no less favorable to it than would be obtained in a comparable arms length transaction with any Person not an Affiliate.
      (n) Hazardous Materials. Except as provided below, the Borrower will not dispose of or suffer or permit to exist any hazardous material or oil on any site or vessel owned, occupied or operated by the Borrower, nor shall the Borrower store on any site or vessel owned, occupied or operated by the Borrower, or transport or arrange the transport of, any hazardous material or oil (the terms hazardous material, oil, site and vessel respectively being used herein with the meanings given those terms in Mass. Gen. Laws Ch. 21E). The Borrower shall provide the Bank with written notice of (i) (except as provided below) the intended storage or transport of any hazardous material or oil by the Borrower, (ii) any potential or known release or threat of release of any hazardous material or oil at or from any site or vessel owned, occupied or operated by the Borrower, and (iii) any incurrence of any expense or loss by any governmental authority in connection with the assessment, containment or removal of any hazardous material or oil for which expense or loss a Borrower may be liable. Notwithstanding the foregoing, the Borrower may use, store and transport, and need not notify the Bank of the use, storage or transportation of, (x) oil in reasonable quantities, as fuel for heating of its facilities or for vehicles or machinery used in the ordinary course of its business and (y) hazardous materials that are raw materials, solvents or other materials used in the ordinary course of the Borrower"s business described in
Section 5.01(g), in reasonable quantities, as long as in any case the Borrower has obtained and maintains in effect any necessary governmental permits, licenses and approvals, complies with all requirements of applicable federal, state and local law relating to such use, storage or transportation, follows the protective and safety procedures that a prudent business man conducting a business the same or similar to that of the Borrower would follow, and disposes of such materials (not consumed in the ordinary course) only through licensed providers of hazardous waste removal services. For purposes of this paragraph (o), "Borrower" shall mean and include each Subsidiary.

      (o) Fiscal Year. The Borrower will not, without the prior written consent of the Bank, which shall not be withheld unreasonably, change its fiscal year-end.

      (p) Additional Negative Pledges. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any agreement, arrangement or understanding, either oral or in writing, with any Person other than the Bank which restricts or prohibits the Borrower or such Subsidiary from creating, incurring, assuming or suffering to exist any mortgage, lien, charge or encumbrance on, or security interest in, or pledge of, or conditional sale or other title retention agreement (including any Capital Lease) with respect to, any of its property or assets now owned or hereafter acquired.

      (q) Acquisitions. Without the prior written consent of the Bank, the Borrower will not enter into or make any Acquisition (i) outside the Borrower"s then-current line(s) of business, except if the assets or Person acquired relate directly to such line(s) of business, or (ii) of any capital stock of any Person that is registered or required to be registered under
Section 12(b) or (g) of the Exchange Act. Further, the Borrower will not make any Acquisition unless the following conditions are met: the board of directors (or equivalent body) of the relevant Person has recommended that its equity holders approve the Acquisition; in the case of a merger, the Borrower or a Subsidiary shall be the surviving Person; there shall have occurred no event which constitutes, or which, with notice or lapse of time, or both, would constitute, an Event of Default; and after giving effect to such Acquisition the
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Borrower shall on a pro forma basis be in compliance with the financial covenants set forth in paragraphs (r) through (u) below.

      (r) Senior Debt to Tangible Capital Base Ratio. The Borrower will not permit its Senior Debt/TCB Ratio to be more than (i) 3.00:1 as of the last day of any fiscal quarter ending on or after March 31, 1998 and on or before December 31, 1998; (ii) 2.85:1 as of the last day of any fiscal quarter ending on or after March 31, 1999 and on or before December 31, 1999; or (iii)
2.65:1 as of the last day of any fiscal quarter thereafter.

      (s) Funded Debt to EBITDA Ratio. The Borrower will not permit its Funded Debt/EBITDA Ratio to be more than (i) 2.85:1 for any rolling four-quarter period ending on the last day of any fiscal quarter ending on or after March 31, 1999 and on or before December 31, 1999 or (ii) 2.65:1 for any rolling four-quarter period ending on the last day of any fiscal quarter thereafter.

      (t) Debt Service Coverage. The Borrower will not permit its Debt Service Coverage Ratio to be less than 1.25:1 for any rolling four-quarter period ending on the last day of any fiscal quarter ending on or after March 31, 1999.

      (u) Net Losses. During the period from the date of this Agreement to and including March 31, 1999, the Borrower will not incur cumulative Net Losses exceeding (i) $2,000,000, if during such period the Borrower does not receive aggregate gross proceeds of issuance of Subordinated Debt of at least $5,000,000, or (ii) $4,000,000, if during such period the Borrower receives aggregate gross proceeds of issuance of Subordinated Debt of $5,000,000 or more.

      Section 6.03. Reporting Requirements. So long as any Loan or Letter of Credit shall be outstanding or this Agreement remains in effect, the Borrower shall furnish to the Bank:

      (a) Quarterly Financial Statements. As soon as available and in any event within sixty (60) days after the end of each fiscal quarter, a Consolidated balance sheet of the Borrower as at the end of such quarter and Consolidated statements of income, stockholders" equity and cash flows for the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all in reasonable detail and duly certified (subject to normal year-end audit adjustment) by the Treasurer of the Borrower as having been prepared in accordance with generally accepted accounting principles.

      (b) Annual Financial Statements As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the annual audit report for such fiscal year for the Borrower, including therein a Consolidated balance sheet of the Borrower as at the end of such fiscal year and Consolidated statements of income, stockholders" equity and cash flows for the Borrower and its Subsidiaries for such fiscal year. Such financial statement shall be accompanied by an opinion with respect thereto by Ernst & Young LLP or other independent certified public accountants acceptable to the Bank in such form as is generally recognized as "unqualified".

      (c) Projections. As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, financial projections for the Borrower"s current fiscal year.

      (d) Compliance Certificates. At the time of delivery of each quarterly and annual statement of the Borrower, an Officer"s Certificate (i) stating that such officer has caused this Agreement to be reviewed and has no knowledge of any default in the performance or observance by the Borrower of any of the provisions of this Agreement or, if he has such knowledge, specifying each such default and the nature thereof and (ii) setting forth in
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detail the computations necessary to determine compliance with the covenants contained in paragraphs (r) through (u) of Section 6.02, as applicable.

      (e) Borrowing Base Information. Within twenty (20) days after the end of each calendar month in which there is outstanding any Revolving Loan, and at any time if requested by the Bank in connection with the Borrower"s request for a Revolving Loan, a Borrowing Base Certificate in a form supplied or approved by the Bank setting forth the Borrower"s calculation of the Borrowing Base (each a "Borrowing Base Certificate"), together with an accounts receivable aging report in form satisfactory to the Bank.

      (f) Exchange Act Filings. When filed with the SEC, copies of the Borrower"s quarterly reports on Form 10-Q, annual reports on Form 10-K and reports on Form 8-K.

      (g) Notice of Default. As soon as possible and in any event within five (5) days after any officer of the Borrower learns of the occurrence of any Event of Default and any event which, with the giving of notice or lapse of time or both, could constitute an Event of Default, the statement of the Borrower setting forth details of such Event of Default or event and the action which the Borrower proposes to take with respect thereto.

      (h) Notice of Suits and Proceedings. Promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any of its Subsidiaries.

      (i) Audits and Management Letters. Promptly after receipt, a copy of all audits, management letters or reports submitted to the Borrower or any of its Subsidiaries by independent public accountants relating to the Borrower's existing operations or financial condition in connection with any annual, special or interim audits of the books of the Borrower or any such Subsidiaries. Without limiting the foregoing, the Borrower shall provide the Bank with a copy of a management letter in connection with each annual audit as soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower.

      (j) ERISA. As soon as possible and in any event within thirty (30) days after the Borrower knows or has reason to know that any event which would constitute a reportable event under Section 4043(b) of Title IV of ERISA with respect to any employee pension or other benefit plan subject to such Title has occurred, or that the PBGC or the Borrower has instituted or will institute proceedings under such Title to terminate such plan, a certificate of the Treasurer of the Borrower setting forth details as such reportable event and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such reportable event which may be required to be filed with the PBGC, or any notice delivered by the PBGC evidencing its intent to institute such proceedings, or any notice to the PBGC that the plan is to be terminated, as the case may be. The Borrower shall furnish the Bank (or cause the plan administrator to furnish the Bank) with the annual report for each plan covered by Title IV and filed with the PBGC not later than ten (10) days after such report has been filed with the PBGC.

      (k) Material Events. Promptly after the Borrower has knowledge thereof, written notice of:

            (i) termination of any material consent, license, registration, permit or franchise, or any independent sales agency or reseller agreement with an RBOC or other material provider or supplier, necessary for the conduct of any material part of the business of the Borrower or any of its Subsidiaries or the ownership of its or their property and assets;

            (ii)  any material loss, damage or destruction to or of any
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     property or assets of the Borrower or any of its Subsidiaries (regardless of whether the same is covered by insurance);

            (iii) any material controversy with any RBOC for which the Borrower is an independent agent or reseller or any significant tenant, customer, account debtor or supplier of a Borrower or with employees of the Borrower or of any of its Subsidiaries or with any labor organization; and

            (iv) any other material development adversely affecting the Borrower, any of its Subsidiaries or their respective businesses, properties, assets or conditions, financial or otherwise.

      (l) Plant Closings. Contemporaneously with any notice thereunder to employees or governmental authorities, a copy of any notice required to be given under any federal or state law relating to plant closings.

      (m) Other Information. Such other documents or information as the Bank may from time to time reasonably request respecting the financial condition, operations, or property of the Borrower and/or any of its Subsidiaries, including without limitation filings with the SEC or any other federal or state regulatory agency or authority.

ARTICLE VII

DEFAULT AND REMEDIES

      Section 7.01. Events of Default. The occurrence of any of the following events shall constitute an Event of Default hereunder:

      (a) The Borrower shall fail to make any payment of principal of or interest on any Note or any other obligation in respect of this Agreement within five (5) days after the date when due;

      (b) Any representation or warranty of the Borrower contained herein or in the Security Agreement shall at any time prove to have been incorrect in any material respect when made or any representation or warranty made by the Borrower in connection with the execution and delivery of this Agreement or any other instrument, document, certificate or statement executed and delivered in connection with any Loan shall at any time prove to have been incorrect in any material respect when made;

      (c) The Borrower shall default in the performance or observance of any agreement or obligation under Section 6.01(b), (c), (d) or (e), Section
6.02 or Section 6.03 of this Agreement; provided that any such default which is capable of being remedied shall not, so long as the Borrower is making every diligent effort to cure the same, constitute an Event of Default unless it continues unremedied for five (5) Banking Days;

      (d) The Borrower shall default in the performance of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for twenty (20) days after notice thereof shall have been given to the Borrower;

      (e) Any default on the part of the Borrower or any of its Subsidiaries shall exist, and shall remain unwaived or uncured beyond the expiration of any applicable notice and/or grace period, under the Security Agreement or any other contract, agreement or understanding now existing or hereafter entered into with or for the benefit of the Bank in any capacity or capacities;

      (f) Any default shall exist and remain unwaived or uncured with respect to any Indebtedness for borrowed money or the deferred purchase price of property (including without limitation Subordinated Debt and Capital Leases) of the Borrower or any of its Subsidiaries, or any such Indebtedness

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shall not have been paid when due, whether by acceleration or otherwise, or shall have been declared to be due and payable prior to its stated maturity, or any event or circumstance shall occur which permits, or with the lapse of time or giving of notice or both would permit, the acceleration of the maturity of any such Indebtedness by the holder or holders thereof;

      (g) The Borrower or any of its Subsidiaries shall be dissolved, shall become insolvent or bankrupt or shall cease paying its debts as they mature or shall make an assignment for the benefit of creditors; or a trustee, receiver or liquidator shall be appointed for the Borrower or any Subsidiary or for a substantial part of the property of any of the foregoing; or bankruptcy, reorganization, arrangement, insolvency or similar proceedings shall be instituted by or against the Borrower or any Subsidiary under the laws of any jurisdiction (provided that, if involuntary, such proceedings shall not be an Event of Default unless they are not stayed or dismissed within forty-five (45)
days);

      (h) Any one or more judgments, writs, attachments, executions or similar process for payment of money in excess of $250,000 singly or in the aggregate shall be issued or levied against the Borrower, any of its property or any Subsidiary and such judgment, writ, attachment, execution or similar process shall not be paid, released, vacated or fully bonded within thirty (30) days after its issue or levy;

      (i) The Borrower or any of its Subsidiaries shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan (or other class of benefit which the PBGC has elected to insure) or any such plan shall be the subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of the Borrower or such Subsidiary to the PBGC which in the reasonable opinion of the Bank may have a material adverse effect upon the business, operations or financial condition of the Borrower or such Subsidiary; or

      (j) The Borrower or any Subsidiary shall suffer substantial uninsured loss, theft, taking, damage or destruction to or of any of its property which would have a material adverse effect upon the business, prospects, operations or financial condition of the Borrower or any Subsidiary;

      Section 7.02. Rights and Remedies on Default. Upon the occurrence of any Event of Default and at any time thereafter, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank may exercise any one or more of the following rights and remedies (all of which shall be cumulative):

      (a) Declare the entire unpaid principal amount of the Notes then outstanding, all interest accrued and unpaid thereon and all other amounts payable under this Agreement, and all other Indebtedness of the Borrower to the Bank, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower.

      (b) Terminate the Line of Credit and/or the Term Loan Facility, without notice.

      (c)   Enforce the provisions of this Agreement or the Security
Agreement by legal proceedings for the specific performance of any covenant or agreement contained herein or therein or for the enforcement of any other appropriate legal or equitable remedy, and the Bank may recover damages caused by any breach by the Borrower of the provisions of this Agreement, or the Security Agreement, including court costs, reasonable attorneys" fees and other costs and expenses incurred in the enforcement of the obligations of the Borrower hereunder.

      (d)   Exercise all rights and remedies hereunder, under the Notes,
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
under the Security Agreement and under any other agreement with the Bank; and exercise all other rights and remedies which the Bank may have under applicable law.

      Section 7.03. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, the Borrower and any guarantor of the Borrower"s obligations hereby grant to the Bank a lien, security interest and right of setoff as security for all liabilities and obligations to the Bank, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property now or hereafter in the possession, custody, safekeeping or control of the Bank or any entity under the control of Fleet Financial Group, Inc. or in transit to any of them. At any time, without demand or notice, the Bank may set off the same or any part thereof and apply the same to any liability or obligation of the Borrower and any guarantor even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE
THE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR
ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

                               ARTICLE VIII

                               MISCELLANEOUS

      Section 8.01. No Waiver; Cumulative Remedies. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law or otherwise available to the Bank. The Bank"s remedies may be exercised without resort or regard to any other source of satisfaction of any liabilities of the Borrower to the Bank.

      Section 8.02. Amendments, Waivers and Consents. Neither this Agreement nor any provision hereof may be amended, waived discharged or terminated orally, but only by a statement in writing signed by the party against whom enforcement of the amendment, waiver, discharge or termination is sought. Any waiver or consent may be given subject to satisfaction of conditions stated herein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 8.03. Addresses for Notices, etc. Except as otherwise expressly provided in Section 2.02, all notices, requests, demands and other communications provided for hereunder shall be in writing (including telegraphic or facsimile communication) and shall be mailed, telegraphed, telecopied or delivered to the applicable party at the address indicated below:

      If to the Borrower:CTC Communications Corp.
                        360 Second Avenue
                        Waltham, MA  02154
                        Attention:  John D. Pittenger, Chief Financial Officer
                        Fax no.:    617-890-1613

      If to the Bank:         Fleet National Bank
                        One Federal Street, MA OF D04C
                        Boston, MA  02110-2010
                        Attention:  Paula C. McManimon, Vice President
                        Fax no.:    617-346-0960

or, as to each of the foregoing, at such other address as shall be designated by such person in a written notice to the other party complying as to delivery with the terms of this Section. Except as otherwise hereinabove provided, all such notices, requests, demands and other communications shall, when mailed or telegraphed, respectively, be effective forty-eight (48) hours after being deposited in the mails, when delivered to the telegraph company, when sent by facsimile or when delivered, as the case may be, addressed as aforesaid.

      Section 8.04. Costs, Expenses and Taxes etc.. The Borrower agrees to pay on demand all costs and expenses (including without limitation, reasonable legal fees) of the Bank in connection with the preparation, execution and delivery of this Agreement, the Notes, the Security Agreement and all other instruments and documents to be delivered hereunder and any waivers, amendments or modifications of any of the foregoing, or in connection with the examination, review or administration of any of the foregoing, as well as the costs and expenses (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel and independent public accountants) incurred by the Bank in connection with interpreting, administering, preserving, enforcing or exercising any rights or remedies under this Agreement, the Notes, the Security Agreement, and all other instruments and documents to be delivered hereunder, all whether or not legal action is instituted. In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Notes, the Security Agreement and all other instruments and documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes. In addition, the Borrower shall indemnify and hold harmless the Bank and its directors, officers, employees and representatives from and against any costs, expenses, liabilities, claims and damages (including, without limitation, the reasonable fees and out-of-pocket expenses of legal counsel) that may be incurred or suffered by any of them in connection with any investigation, litigation or proceeding involving the Borrower or any director, officer, employee, representative or Affiliate of the Borrower (including subpoenas and other legal process), other than costs, expenses, liabilities, claims and damages that have been finally adjudicated to be due to the willful misconduct of the Bank or other indemnified party. Any costs and expenses which the Bank is entitled to receive from the Borrower hereunder shall, if not paid promptly upon request by the Bank, bear interest until paid at a rate per annum equal to four percent (4%) plus the Prime Rate.

      Section 8.05. Representations and Warranties. All covenants, agreements, representations and warranties made herein or in other documents delivered by or on behalf of the Borrower pursuant to or in connection with this Agreement and the Security Agreement are material and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank and shall survive the making of the Loans as herein contemplated, and shall continue in full force and effect so long as the Loans or other amount due under this Agreement remains outstanding and unpaid. All statements contained in any certificate or other paper delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto shall constitute representations and warranties by the Borrower hereunder.

      Section 8.06. Binding Effect; Assignment. This Agreement shall be binding upon the Borrower and its respective successors and assigns, and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided that the Borrower may not assign this Agreement or any rights or obligations hereunder without the express written consent of the Bank.

      Section 8.07. Reproduction of Agreement. This Agreement and all other instruments, documents and papers which relate thereto which have been or may be hereafter furnished to the Bank may be reproduced by the Bank by any photographic, photostatic, micro-card, miniature photographic, xerographic, or similar process, and the Bank may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative

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proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

      Section 8.08. Replacement of Notes. Upon receipt of an affidavit of an officer of the Bank as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document (if the same can be surrendered), the Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

      Section 8.09. Pledge or Sale etc. of Loans. (a) The Bank may at any time pledge all or any portion of its rights under this Agreement, the Notes, the Security Agreement and the documents executed in connection herewith including any portion of the Notes to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C.
Section 341. No such pledge or enforcement thereof shall release the Bank from its obligations hereunder or thereunder.

      (b) The Bank shall have the unrestricted right at any time or from time to time, and without the Borrower"s or any guarantor"s consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each an "Assignee"), and Borrower and each guarantor agrees that it shall execute, or cause to be executed, such documents. including without limitation amendments to this Agreement and to any other documents, instruments and agreements executed in connection herewith as the Bank shall deem necessary to effect the foregoing. In addition, at the request of the Bank and any such Assignee, the Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if the Bank has retained any of its rights and obligations hereunder following such assignment, to the Bank, which new promissory notes shall be issued in replacement of, but not in discharge of the liability evidenced by the Notes held by the Bank prior to such assignment and shall reflect the amount of the respective commitments and Loans held by such Assignee and the Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by the Bank in connection with such assignment, and the payment by the Assignee of the purchase price agreed to by the Bank and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of the Bank hereunder (and under any and all other guaranties, documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by the Bank pursuant to the assignment documentation between the Bank and such Assignee, and the Bank shall be released from its obligations hereunder and thereunder to a corresponding extent.

      (c) The Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice to the Borrower or any guarantor, to grant to one or more banks or other financial institutions (each a "Participant") participating interests in the Bank"s obligation to lend hereunder and/or any or all of the Loans held by the Bank hereunder. In the event of any such grant by the Bank of a participating interest to a Participant, whether or not upon notice to the Borrower, the Bank shall remain responsible for the performance of its obligations hereunder and the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank"s rights and obligations hereunder.

      (d) The Bank may furnish any information concerning the Borrower in its possession from time to time to prospective Assignees and Participants; provided that the Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

      Section 8.10. Severability. In the event that any provision of this Agreement or the application thereof to any Person, property or circumstance shall be held to any extent to be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to Persons, properties and circumstances other than those as to which it has been held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      Section 8.11. Headings. Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      Section 8.12. Consent to Jurisdiction. The Borrower irrevocably submits to the jurisdiction of any Massachusetts court or any federal court sitting within the Commonwealth of Massachusetts over any suit, action or proceeding arising out of or relating to this Agreement, the Notes or the Security Agreement. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. The Borrower agrees that final judgment in any such suit, action or proceeding brought in such a court shall be enforced in any court of proper jurisdiction by a suit upon such judgment, provided that service of process in such action, suit or proceeding shall have been effected upon the Borrower in one of the manners specified in the following paragraph of this Section 8.12 or as otherwise permitted by law.

      The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this Section 8.12 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in Section 8.03 or (ii) by serving a copy thereof upon it at its address set forth in Section 8.03. The Borrower irrevocably waives, to the fullest extent permitted by law, all claims of error by reason of any service as contemplated herein and agrees that such service shall (x) be deemed in every respect effective service upon the Borrower in any such suit, action or proceeding and (y) to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Borrower, as the case may be.

      Section 8.13. Governing Law. This Agreement and the Notes shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

      Section 8.14.  Waiver of Jury Trial.   THE BORROWER AND THE
BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT
TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF,
UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE SECURITY AGREEMENT
OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THE NOTES AND MAKE THE LOANS.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as an instrument under seal, by their respective officers thereunto duly authorized as of the date first above written.

                                    CTC COMMUNICATIONS CORP.

                               By:   /s/ John D. Pittenger
                                          John D. Pittenger
                                          Treasurer


                                    FLEET NATIONAL BANK


                                    By:  /s/ Paula C. McManimon
                                          Paula C. McManimon
                                          Vice President

                                                                EXHIBIT A

                    CTC COMMUNICATIONS CORP.

                    SECURED REVOLVING NOTE

$15,000,000.00                                        Boston, Massachusetts
                                                      November 7, 1997

      FOR VALUE RECEIVED, the undersigned CTC COMMUNICATIONS CORP., a Massachusetts corporation (the "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") as provided below the principal amount of Fifteen Million Dollars ($15,000,000.00), or, if less, the aggregate Revolving Loans under and as defined in Section 2.01 of that certain Revolving and Term Loan Agreement dated today"s date (the "Loan Agreement") between the Borrower and the Bank, together with interest on the unpaid principal balance from time to time hereunder ("Principal"), payable at the rate or rates, and at the times and in the manner, all as hereinafter set forth, from the date hereof until payment in full of all Principal and interest hereunder.

      All unpaid Principal shall be repaid on or before the Expiration Date (as defined in the Loan Agreement).

    Interest on all unpaid Principal shall be due and payable in arrears, on the dates, and at maturity, whether scheduled, by acceleration or otherwise, or upon the earlier payment of this Note in full, at the rate or rates, and in the manner, all as set forth in the Loan Agreement.

    Overdue Principal and, at the Bank"s option, to the extent permitted by law, overdue interest shall bear interest at a rate which at all times shall be equal to four percent (4%) per annum plus the interest rate otherwise then in effect hereunder, compounded monthly and payable on demand. As used herein, "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. The effective rate of interest under this Note, if based on the Prime Rate, shall change on the same day on which any change in the Prime Rate is effective. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

    If the entire amount of any required Principal and/or interest is not paid in full within ten (10) days after the same is due (other than repayment on demand or acceleration), the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

    Payments of both Principal and interest shall be made at the banking office of the Bank located at One Federal Street, Boston, MA 02110-2010), in lawful currency of the United States of America in immediately available funds, or at such other address as the Bank may from time to time designate.

    Every maker, endorser and guarantor hereof, or of the indebtedness evidenced hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands, notices and suretyship defenses generally in connection with the delivery, acceptance, performance, default or enforcement of or under this Note, and (c) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys" fees, incurred or paid by the Bank in enforcing this Note and any collateral or security therefor on default, whether or not litigation is commenced.

    This Note is the Line of Credit Note referred to in and is entitled to the benefits and security of the Loan Agreement and of the Security Agreement (as defined in the Loan Agreement). This Note may be prepaid, and the maturity hereof may be accelerated upon the occurrence of an Event of Default, all as provided in the Loan Agreement.

      THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOANS EVIDENCED HEREBY.

     Executed as an instrument under seal, as of the day and year first above written.

                                    CTC COMMUNICATIONS CORP.

WITNESS:
                                    By:
__________________________
                                           John D. Pittenger
                                           Treasurer
___________________

                                                           EXHIBIT B
                   CTC COMMUNICATIONS CORP.
                    SECURED TERM NOTE

 $___________________                    Boston, Massachusetts
                                       Dated: ________________

     FOR VALUE RECEIVED, the undersigned CTC COMMUNICATIONS CORP., a Massachusetts corporation (the "Borrower"), hereby promises to pay to the order of FLEET NATIONAL BANK (the "Bank") as provided below the principal amount of _________________ Dollars ($_________________), together with interest on the unpaid principal balance from time to time hereunder ("Principal"), payable at the rate or rates, and at the times and in the manner, all as hereinafter set forth, from the date hereof until payment in full of all Principal and interest hereunder.

     This Note evidences a Term Loan under and as defined in
Section 2.02 of that certain Revolving and Term Loan Agreement dated November 7, 1997 (the "Loan Agreement") between the Borrower and the Bank. The Term Loan Maturity Date (as defined in the Loan Agreement) for the Term Loan evidenced hereby is
____________________.

     The Principal of the Term Loan evidenced hereby shall be repaid in (i)_______________ (___) equal consecutive quarterly installments, each in an amount equal to the Installment Amount (as defined below), the first such installment being due ______________, 19__ and the remaining such installments being due on or about the corresponding date of each succeeding quarterly period, and (ii) a final installment in an amount equal to the unpaid Principal hereof which shall be due and payable on the Term Loan Maturity Date set forth above. As used herein, "Installment Amount" means $__________________, being the dollar amount equal to the initial Principal hereof divided by the number of principal payment dates hereunder (including the Term Loan Maturity Date).

     Interest on all unpaid Principal shall be due and payable in arrears, on the dates, and at maturity, whether scheduled, by acceleration or otherwise, or upon the earlier payment of this Note in full, at the rate or rates, and in the manner, all as set forth in the Loan Agreement.

     Overdue Principal and, at the Bank"s option, to the extent permitted by law, overdue interest shall bear interest at a rate which at all times shall be equal to four percent (4%) per annum plus the interest rate otherwise then in effect hereunder, compounded monthly and payable on demand. As used herein, "Prime Rate" means the variable per annum rate of interest so designated from time to time by the Bank as its prime rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. The effective rate of interest under this Note, if based on the Prime Rate, shall change on the same day on which any change in the Prime Rate is effective. Interest shall be calculated on the basis of actual days elapsed and a 360-day year.

     If the entire amount of any required Principal and/or interest is not paid in full within ten (10) days after the same is due (other than repayment on demand or acceleration), the Borrower shall pay to the Bank a late fee equal to five percent (5%) of the required payment.

     Payments of both Principal and interest shall be made at the banking office of the Bank located at One Federal Street, Boston, MA 02110-2010), in lawful currency of the United States of America in immediately available funds, or at such other address as the Bank may from time to time designate.

     Every maker, endorser and guarantor hereof, or of the indebtedness evidenced hereby (a) waives notice of and consents to any and all advances, settlements, compromises, favors and indulgences (including, without limitation, any extension or postponement of the time for payment), any and all receipts, substitutions, additions, exchanges and releases of collateral, and any and all additions, substitutions and releases of any person primarily or secondarily liable, (b) waives presentment, demand, notice, protest and all other demands, notices and suretyship defenses generally in connection with the delivery, acceptance, performance, default or enforcement of or under this Note, and (c) agrees to pay, to the extent permitted by law, all costs and expenses, including, without limitation, reasonable attorneys" fees, incurred or paid by the Bank in enforcing this Note and any collateral or security therefor on default, whether or not litigation is commenced.

     This Note is one of the Term Notes referred to in and is entitled to the benefits and security of the Loan Agreement and of the Security Agreement (as defined in the Loan Agreement). This Note may be prepaid, and the maturity hereof may be accelerated upon the occurrence of an Event of Default, all as provided in the Loan Agreement.

      THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS NOTE AND MAKE THE LOANS EVIDENCED HEREBY.

     Executed as an instrument under seal, as of the day and year first above written.

WITNESS                             CTC COMMUNICATIONS CORP.

                                    By:
                                           John D. Pittenger
                                           Treasurer